Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
KCP Fund General Partner LLC	Delaware
Ryan Beck Holdings, LLC	Missouri
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Stifel Nicolaus Israel Ltd.	Israel
Stifel Bancorp, Inc. (fka Business Bancshares, Inc.)	Missouri
Stifel Bank & Trust	Missouri
Stifel Bank Community Development Corporation	Missouri
Stifel Bank - CDC - 501 N Broadway, Inc.	Missouri
SBT Investments - REIT, Inc.	Missouri
SBT REIT, Inc.	Missouri
NDTC, LLC	Virginia
SBT-Jet II, LLC	Missouri
North Shore Aviation Holdings, LLC	Delaware
North Shore Aviation Capital, LLC	Delaware
North Shore Aviation Holdings B.V.	Netherlands
SBT-Jet, LLC	Missouri
Jet Engine Holding S.a.r.l.	Luxembourg
FAN Engine Securitization Limited	Ireland
FAN Leasing Dublin Limited	Ireland
FAN Leasing Ireland Limited	Ireland
FAN Leasing Ireland II Limited	Ireland
FAN Leasing Ireland III Limited	Ireland
Stifel Bank (fka The Business Bank of St. Louis)	Missouri
Maryland Land Company, LLC	Missouri
1919 Investment Counsel, LLC	Maryland
Rand Wealth, LLC	Delaware
1919 Services Company, LLC	Delaware
B&F Capital Markets, Inc.	Ohio
Broadway Air Corp.	Missouri
Century Securities Associates, Inc.	Missouri
City Securities LLC	Indiana
City Securities Corporation	Indiana
EquityCompass Investment Management, LLC	Missouri
First Empire Holding Corp.	New York
First Empire Securities, Inc.	New York
First Empire C.D. Management, Inc.	New York
Balance Sheet Management and Consulting Services, Inc.	New York
L.P.C. Services, Inc.	New York
First Empire Asset Management, Inc.	New York
KMM Capital, Inc.	New York
Intyce LLC	Delaware
KBW, LLC	Delaware
KBW Ventures, Inc.	Delaware
Keefe, Bruyette & Woods, Inc.	New York
KBW Asset Management, Inc.	Delaware
KBW Capital Partners GP, LLC	Delaware

Subsidiary Legal Name*	Jurisdiction of Incorporation
MB Advisory Group, LLC	Delaware
Miller Buckfire, & Company, LLC	Delaware
Mooreland Partners LLC	Delaware
Solidus Captial B, Inc.	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Europe Holdings Limited	United Kingdom
Stifel Nicolaus Europe Limited	United Kingdom
Mooreland Partners LLP	United Kingdom
Stifel Europe Geneva S.A.	Switzerland
MainFirst Securities US, Inc.	New York
MainFirst Bank AG	Germany
MainFirst Schweiz AG	Switzerland
Stifel Gateway Management, LLC	Delaware
Stifel Syndicated Credit LLC	Delaware
Stifel Trust Company Delaware, National Association	National Association
Stifel Trust Company, National Association	National Association
Stifel Venture Corp.	Missouri
Thomas Weisel Partners Group, Inc.	Delaware
Stifel Nicolaus Canada Inc.	Ontario
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Global Growth Partners LLC	Delaware
Thomas Weisel Strategic Opportunities Partners LLC	Delaware
Washington Crossing Advisors, LLC	Delaware
Ziegler Capital Management, LLC	Wisconsin

* All subsidiaries of the Registrant do business under their legal name. Indentation indicates the principal parent of each subsidiary.